           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2001
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LEXICON GENETICS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    76-0474169
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

        4000 RESEARCH FOREST DRIVE
           THE WOODLANDS, TEXAS                                77381
 (Address of Principal Executive Offices)                    (Zip Code)


                            -----------------------

                         2000 EQUITY INCENTIVE PLAN AND
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                  COELACANTH CORPORATION 1999 STOCK OPTION PLAN
                           (Full titles of the plans)

                            -----------------------

                          ARTHUR T. SANDS, M.D., PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           4000 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381
                     (Name and address of agent for service)

                                 (281) 364-0100
          (Telephone number, including area code, of agent for service)

                            -----------------------


                                   copies to:

          DAVID P. OELMAN                                   JEFFREY L. WADE
        VINSON & ELKINS L.L.P.                 EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
  1001 FANNIN, 2300 FIRST CITY TOWER                   LEXICON GENETICS INCORPORATED
      HOUSTON, TEXAS 77002-6760                        4000 RESEARCH FOREST DRIVE
            (713) 758-3708                              THE WOODLANDS, TEXAS 77381
                                                             (281) 364-0100

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                           PROPOSED MAXIMUM
                                                            AMOUNT TO    PROPOSED MAXIMUM     AGGREGATE        AMOUNT OF
                                                          BE REGISTERED   OFFERING PRICE    OFFERING PRICE    REGISTRATION
          TITLE OF SECURITIES TO BE REGISTERED               (1)(2)        PER SHARE (3)         (4)            FEE (4)
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001 per share............... 122,650 shares           $2.71          $332,381         $83
============================================================================================================================

(1) Pursuant to Rule 416(a), this registration statement shall cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) In connection with its acquisition by merger of Coelacanth Corporation, the Registrant has assumed the outstanding stock options under the Coelacanth Corporation 1999 Stock Option Plan.
(3) Calculated by dividing the proposed maximum aggregate offering price by 122,650, the amount of shares being registered.
(4) Pursuant to Rule 457(h), the proposed maximum offering price and the registration fee were calculated based on the average exercise price at which the assumed stock options may be exercised.

================================================================================

                                EXPLANATORY NOTE

         Pursuant to the Agreement and Plan of Merger dated June 13, 2001 (the "Merger Agreement") by and among Lexicon Genetics Incorporated ("Registrant"), its wholly-owned subsidiary Angler Acquisition Corp. ("Merger Sub") and Coelacanth Corporation ("Coelacanth"), Merger Sub was merged with and into Coelacanth on July 12, 2001 (the "Merger"). Each share of Coelacanth capital stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive that number of shares of common stock, par value $.001 per share, of the Registrant ("Registrant Common Stock") described in the Merger Agreement. In addition, at the effective time of the Merger, each outstanding option to purchase or acquire a share of common stock, par value $.0001 per share, of Coelacanth ("Coelacanth Common Stock"), under the Coelacanth Corporation 1999 Stock Option Plan (the "Coelacanth Plan") was converted into an option to purchase that number of shares of Registrant Common Stock that the option holder would have been entitled to receive pursuant to the Merger Agreement had such option been exercised immediately prior to the effective time of the Merger. No additional awards will be granted under the Coelacanth Plan. Immediately before the Merger, 4,287,857 shares of Coelacanth Common Stock were reserved for issuance and delivery under the Coelacanth Plan, and immediately thereafter 122,650 shares of Registrant Common Stock were so reserved.

         Pursuant to the instructions to Part I of Form S-8, the prospectus which is to be used for the Registrant's issuance of the shares of Registrant Common Stock subject to the Coelacanth Plan is omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K filed on March 15, 2001 for the fiscal year ended December 31, 2000;

         (b) The Registrant's Current Report on Form 8-K filed on June 13, 2001 announcing the Merger Agreement;

         (c) The Registrant's Quarterly Report on Form 10-Q filed on May 14, 2001 for the fiscal quarter ended March 31, 2001; and

         (d) The description of the Registrant Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 27, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments and reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this registration statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The Registrant's certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers. As permitted by the DGCL, the certificate of incorporation provides that directors of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

         The Registrant has entered into indemnification agreements with each of its officers and directors. Each such agreement provides that each party to the agreement shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit. Each such agreement also provides an indemnification to each party to the agreement against damages and expenses arising from claims against such party for a breach of such party's fiduciary duty to the Registrant or its stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this registration statement.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER   DESCRIPTION
--------------   -----------
    4.1+         Restated Certificate of Incorporation (incorporated by
                 reference to Exhibit 3.1 to the Registrant's Registration
                 Statement on Form S-1 (No. 333-96469), originally filed on
                 February 9, 2000 (the "Registration Statement")).

    4.2+ Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

    5.1*         Opinion of Vinson & Elkins L.L.P.

   23.1*         Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

   23.2*         Consent of Arthur Andersen LLP.

   24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

   99.1*         Coelacanth Corporation 1999 Stock Option Plan.

--------------------
+ Incorporated herein by reference.
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, in the State of Texas, on July 31, 2001.

                                       LEXICON GENETICS INCORPORATED


                                       By: /s/ ARTHUR T. SANDS
                                         ---------------------------------------
                                           Arthur T. Sands, M.D., Ph.D.
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         The person whose signature appears below appoints Arthur T. Sands, M.D., Ph.D., Julia P. Gregory and Jeffrey L. Wade, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.


      SIGNATURE                                                      TITLE                          DATE
      ---------                                                      -----                          ----
/s/ ARTHUR T. SANDS                                         President, Chief Executive          July 31, 2001
------------------------------------                           Officer and Director
Arthur T. Sands, M.D., Ph.D.                              (principal executive officer)




/s/ JULIA P. GREGORY                                       Executive Vice President and         July 31, 2001
------------------------------------                         Chief Financial Officer
Julia P. Gregory                                             (principal financial and
                                                               accounting officer)



/s/ SAM L. BARKER                                                    Director                   July 31, 2001
------------------------------------
Sam L. Barker, Ph.D.


      SIGNATURE                                                      TITLE                          DATE
      ---------                                                      -----                          ----
/s/ PATRICIA M. CLOHERTY                                             Director                   July 31, 2001
---------------------------
Patricia M. Cloherty


/s/ ROBERT J. LEFKOWITZ                                              Director                   July 31, 2001
---------------------------
Robert J. Lefkowitz, M.D.


/s/ WILLIAM A. MCMINN                                                Director                   July 31, 2001
---------------------------
William A. McMinn

                                  EXHIBIT INDEX

EXHIBIT NUMBER   DESCRIPTION
--------------   -----------
    4.1+         Restated Certificate of Incorporation (incorporated by
                 reference to Exhibit 3.1 to the Registrant's Registration
                 Statement on Form S-1 (No. 333-96469), originally filed on
                 February 9, 2000 (the "Registration Statement")).

    4.2+ Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

    5.1*         Opinion of Vinson & Elkins L.L.P.

   23.1*         Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

   23.2*         Consent of Arthur Andersen LLP.

   24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

   99.1*         Coelacanth Corporation 1999 Stock Option Plan.

--------------------
+ Incorporated herein by reference.
* Filed herewith.